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                                                                     EXHIBIT 5.1

                            LOCKE LIDDELL & SAPP LLP
                             ATTORNEYS & COUNSELORS

3400 JP MORGAN CHASE TOWER                                        (713) 226-1200
600 TRAVIS STREET                                            Fax: (713) 223-3717
HOUSTON, TEXAS 77002-3095                                   www.lockeliddell.com
                       AUSTIN-DALLAS-HOUSTON-NEW ORLEANS

                                  June 3, 2003

Board of Directors
ANR Pipeline Company
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

     We have acted as counsel to ANR Pipeline Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-4 filed by the Company with the Commission on June 3, 2003 (the "Registration Statement"), relating to the registration of the offer by the Company to exchange up to $300,000,000 aggregate principal amount of its 8 7/8% Notes Due 2010 (the "New Notes") for its existing 8 7/8% Notes Due 2010 (the "Old Notes"). The New Notes are proposed to be issued in accordance with the provisions of the Indenture dated as of March 5, 2003, between the Company and The Bank of New York (the "Indenture").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Company's Amended and Restated Certificate of Incorporation and By-laws, each as amended to date, and (iii) the Indenture. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, resolutions, certificates, and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.
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Board of Directors
ANR Pipeline Company
June 3, 2003
Page 2

     Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations set forth herein, we are of the opinion that when (a) the New Notes have been exchanged for Old Notes in the manner described in the Registration Statement, including the prospectus included therein and the documents incorporated by reference therein, (b) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) any applicable provisions of any "blue sky" laws have been complied with, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as (y) may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (z) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     We express no opinion as to the enforceability of any provision of the Indenture or the New Notes to the extent relating to any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses, the application of any provision of law or other benefits to the extent that any of the same cannot be waived or so affected under applicable law, or relating to severability or separability, or to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules.

     This opinion is limited in all respects to the laws of the State of New York (other than municipal and local ordinances and regulations). We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Commission relating thereto. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

                                          Very truly yours,

                                          LOCKE LIDDELL & SAPP LLP